UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	January 31, 2014

LEGG MASON, INC.
(Exact name of registrant as specified in its charter)

Maryland	1-8529	52-1200960
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

100 International Drive, Baltimore, Maryland	21202
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	(410) 539-0000

Not Applicable
(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01		Entry into a Material Definitive Agreement.

On January 31, 2014, Legg Mason, Inc. (the “Company”) entered into an Incremental Revolving Facility Agreement with Citibank, N.A., as Administrative Agent, and the other banks party thereto (collectively, the "Lenders"), pursuant to which the Lenders will make available to the Company a revolving credit facility in an amount of $250 million.

This incremental revolving facility was contemplated in, and is in addition to the $500 million revolving credit facility available under, the Credit Agreement dated as of June 27, 2012 among the Company, as Borrower; Citibank, N.A., as Administrative Agent; The Bank of New York Mellon and State Street Bank and Trust Company, as Joint Documentation Agents; and the other banks party thereto (the “Credit Agreement”). Extensions of credit under the incremental revolving facility will have the same terms as set forth in the Credit Agreement. A description of the terms of the Credit Agreement is incorporated in this report by reference to the Company’s Report on Form 8-K, filed June 28, 2012. The Company will use the combined $750 million revolving credit facilities for general corporate purposes.

The foregoing description of the Incremental Revolving Facility Agreement does not purport to be complete and is qualified in its entirety by reference to the agreement, which is filed as an exhibit hereto and is incorporated herein by reference.

Item 9.01		Financial Statements and Exhibits.

	(d)	Exhibits

		Exhibit No.	Subject Matter
		10	Incremental Revolving Facility Agreement, dated as of January 31, 2014, among Legg Mason, Inc., as Borrower, Citibank, N.A., as Administrative Agent, and the other banks party thereto

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEGG MASON, INC.
(Registrant)

Date: January 31, 2014	By:	/s/ Thomas C. Merchant
Thomas C. Merchant
Executive Vice President and General Counsel

LEGG MASON, INC.

EXHIBIT INDEX

Exhibit No.	Subject Matter

10	Incremental Revolving Facility Agreement, dated as of January 31, 2014, among Legg Mason, Inc., as Borrower, Citibank, N.A., as Administrative Agent, and the other banks party thereto